Exhibit 11

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Variable Series Funds, Inc.:

We consent to the use in Post-Effective Amendment No. 28 to Registration Statement No. 2-74452 of our report dated February 21, 1997 appearing in the Statement of Additional Information, which incorporated by reference into such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in each Prospectus, which is also a part of such Registration Statement.



Deloitte & Touche LLP
Princeton, New Jersey
July 11, 1997

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